UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current

Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2018

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2018, TriCo Bancshares (the “Company”) held its 2018 annual meeting of shareholders. As of the record date for the annual meeting, there were 22,968,323 shares of common stock outstanding entitled to vote on all proposals presented at the annual meeting. At the annual meeting, the Company’s shareholders (i) elected all 10 nominees to the Company’s Board of Directors, (ii) approved the compensation of the Company’s executive officers on an advisory (nonbinding) basis, and (iii) ratified the selection of Moss Adams, LLP as the Company’s principal independent auditor for 2018. The following are the voting results of each matter submitted to the Company’s shareholders at the annual meeting.

1.	Election of the following 10 nominees to the Company’s Board of Directors:

Nominee	For	Withheld	Abstained/ Broker Non-Votes
Donald J. Amaral	17,052,443	295,684	2,870,522
William J. Casey	16,720,402	627,725	2,870,522
L. Gage Chrysler III	16,181,350	1,167,493	2,870,522
Craig S. Compton	16,717,370	630,757	2,870,522
Cory W. Giese	17,192,622	155,505	2,870,522
John S. A. Hasbrook	17,053,023	295,104	2,870,522
Michael W. Koehnen	17,051,852	296,274	2,870,522
Martin A. Mariani	17,237,205	110,922	2,870,522
Richard P. Smith	17,258,981	89,146	2,870,522
W. Virginia Walker	17,238,897	109,230	2,870,522

2.	Advisory (nonbinding) resolution to approve the compensation of the Company’s executives:

Votes
For	16,619,160
Against	513,506
Abstain	216,177
Broker Non-Votes	2,870,522

3.	Ratification of Moss Adams LLP as the Company’s independent public accountants for the 2018 fiscal year:

Votes
For	20,039,482
Against	39,946
Abstain	139,937
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018	TRICO BANCSHARES (Registrant)

	By:	/s/ Richard P. Smith
Richard P. Smith
President, Chief Executive Officer